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                                                                    EXHIBIT 21.1


                  SUBSIDIARIES OF LEXICON GENETICS INCORPORATED

     The subsidiary set forth below does business under the name stated.

Name                                                     State of Incorporation
----                                                     ----------------------
Lexicon Pharmaceuticals (New Jersey), Inc.               Delaware